Exhibit 10(e)(e)(e)(e)

THIRD AMENDMENT TO THE
HP INC. EXCESS BENEFIT PLAN

    The HP Inc. Excess Benefit Plan, as amended and restated effective January 1, 2006, is hereby amended effective March 15, 2023, to provide that no portion of the special retirement incentive benefit provided under the HP Inc. 2023 U.S. Enhanced Early Retirement Program shall be paid from or taken into account under this Plan.

1. The second sentence of Section 1 of the Plan shall be restated as follows:

“The purpose of the Plan is to provide supplemental retirement benefits to certain employees that are not able to be provided under the HP Inc. Deferred Profit Sharing Plan (“DPSP”) and/or the HP Inc. Retirement Plan (“RP”) due to the limits imposed by Section 415 and Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “Code”), except as otherwise provided below with respect to the special retirement incentive benefit payable under the Hewlett-Packard Company 2012 U.S. Enhanced Early Retirement Program (“2012 EER Program”) or the HP Inc. 2023 U.S. Enhanced Early Retirement Program (“2023 EER Program”).”

2. Section 2(j) of the Plan shall be restated as follows:

“’RP Benefit’ shall mean the benefit due to a Participant as determined under the RP, but excluding the special retirement incentive provided to any Participant who retired under the 2012 EER Program or the 2023 EER Program.”

3. Section 3(a) of the Plan shall be restated as follows:

“General Rule. Any Employee who is a participant in the DPSP and/or the RP and who is unable to receive the full contributions or benefits otherwise provided under those plans by reason of the limitations of Section 415 and Section 401(a)(17) of the Code shall be a Participant in this Plan, except that the special retirement incentive available to an Employee who retired under the 2012 EER Program or the 2023 EER Program shall not be taken into account for this purpose.”

This Third Amendment to the Hewlett-Packard Company Excess Benefit Plan is hereby adopted this 27th day of March, 2023.

HP INC. PLAN COMMITTEE

By /s/ Elaine Beddome
Elaine Beddome
HP Inc. Plan Committee and
Global Head of Compensation, Benefits, and Employee Mobility
HP Inc.